                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2002


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                          76-0506313
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                          Identification No.)


                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
               (Registrant's telephone number including area code)

ITEM 5.  OTHER EVENTS

         On April 23, 2002, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), announced its financial results for the three months ended March 31, 2002. On April 23, 2002, the Company issued a press release relating to such financial results. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

         On April 23, 2002, the Company also announced that it has agreed to acquire 10 dealership franchises in three markets with aggregate revenues of approximately $530 million. The total consideration for the dealerships is approximately $85 million in cash. The acquisitions are subject to customary closing conditions, including approval of various manufacturers, government agencies and the completion of due diligence.

         On April 23, 2002, the company issued a separate press release relating to the transactions. A copy of the press release is attached hereto as Exhibit
99.2 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

                  99.1 Press Release of Group 1 Automotive, Inc. dated as of April 23, 2002, reporting on financial results.

                  99.2 Press Release of Group 1 Automotive, Inc. dated as of April 23, 2002, reporting on the transactions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            Group 1 Automotive, Inc.




    April 26, 2002                          By:      /s/ Scott L. Thompson
------------------------------------           -----------------------------------------------------------
        Date                                     Scott L. Thompson, Executive Vice President,
                                                 Chief Financial Officer and Treasurer

                                INDEX TO EXHIBITS



Exhibit No.                       Description
-----------                       -----------

  99.1 Press release issued April 23, 2002 reporting on financial results.

  99.2 Press release issued April 23, 2002 reporting on the transactions.